As filed with the Securities and Exchange Commission on May 14, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LANDS' END, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2512786
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Lands' End, Inc. Amended and Restated 2017 Stock Plan
(Full Title of the Plan)

Peter L. Gray
Executive Vice President, Chief Administrative Officer and General Counsel
Lands' End, Inc.
1 Lands’ End Lane
Dodgeville, Wisconsin 53595
(Name and Address of Agent for Service)

(608) 935-9341
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,228,252 shares (1)	$15.36 (2)	$34,225,950.72 (2)	$4,148.19 (3)

(1)
This Registration Statement covers 2,228,252 additional shares of Lands' End, Inc. (“Registrant”) common stock, par value $0.01 per share (“Common Stock”), which may be issued pursuant to awards under the Lands' End, Inc. Amended and Restated 2017 Stock Plan (the “Amended Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Amended Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock. The Amended Plan which became effective on March 19, 2019, increased the number of shares available for issuance under the Lands’ End, Inc. 2017 Stock Plan by 1,600,000 new shares, as well as 155,268 additional shares that remained available for issuance under the Lands’ End, Inc. 2014 Stock Plan, as amended and restated (the “2014 Plan”) on March 19, 2019, and any additional shares that potentially could be “recycled” under the 2014 Plan due to being forfeited, lapsed as unexercised, settled for cash or used to satisfy tax withholding obligations.

(2)
Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on May 13, 2019 as reported on the NASDAQ Capital Market in accordance with Rules 457(c) and 457(h) under the Securities Act.

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Amended Plan. A Registration Statement on Form S-8 (File No. 333-217096) has been filed by the Registrant with the Securities and Exchange Commission on April 3, 2017 for existing securities under the Amended Plan.

 _____________________________________________________________________________________________________

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement covers 2,228,252 additional shares of Lands' End, Inc. (“Registrant”) common stock, par value $0.01 per share, available for issuance pursuant to awards under the Lands' End, Inc. Amended and Restated 2017 Stock Plan. The contents of the previous Registration Statement on Form S-8 (File No. 333-217096) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on April 3, 2017 (the “Previous Form S-8”), including periodic reports that Registrant filed after the Previous Form S-8 to maintain current information about Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent superseded by the items set forth in Part II below.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 8.    Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Index is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dodgeville, State of Wisconsin, on May 14, 2019.

LANDS’ END, INC.

By: /s/ James F. Gooch
James F. Gooch
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint JAMES F. GOOCH, BERNARD L. MCCRACKEN and PETER L. GRAY, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

s/ Jerome S. Griffith	Director, Chief Executive Officer and President (Principal Executive Officer)	May 14, 2019
Jerome S. Griffith

/s/ James F. Gooch	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 14, 2019
James F. Gooch

/s/ Bernard L. McCracken	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	May 14, 2019
Bernard L. McCracken

/s/ Josephine Linden	Chairman of the Board of Directors	May 14, 2019
Josephine Linden

/s/ Robert Galvin	Director	May 14, 2019
Robert Galvin

/s/ Elizabeth Leykum	Director	May 14, 2019
Elizabeth Leykum

/s/ John T. McClain	Director	May 14, 2019
John T. McClain

/s/ Maureen Mullen	Director	May 14, 2019
Maureen Mullen

/s/ Jignesh Patel	Director	May 14, 2019
Jignesh Patel

/s/ Jonah Staw	Director	May 14, 2019
Jonah Staw

EXHIBIT INDEX

Exhibit	Description

4.1
Amended and Restated Certificate of Incorporation of Lands’ End, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 20, 2014 (File No. 001-09769)).

4.2	Amended and Restated Bylaws of Lands’ End, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 8, 2014 (File No. 001-09769)).

5.1	Opinion of BRL Law Group LLC.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of BRL Law Group LLC (included in Exhibit 5.1).*

24	Power of Attorney (incorporated by reference to Page 2 of this Registration Statement).*

99.1	Lands’ End, Inc. Amended and Restated 2017 Stock Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 13, 2019 (File No. 001-09769).

* Filed herewith.

4